Exhibit 14

Independent Auditors' Consent

To the Board of Trustees and Shareholders of
The Dreyfus/Laurel Funds Trust

We consent to the use of our report related to the Dreyfus Premier Limited Term High Yield Fund of The Dreyfus/Laurel Funds Trust dated February 13, 2003 included herein and to the references to our firm under the headings "Summary - Independent Auditors", "Financial Statements and Experts", and "Exhibit A" in the Prospectus/Proxy Statement.

KPMG LLP

New York, New York
December 11, 2003

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Form N-14 filing under the Securities Act of 1933, of our report dated May 9, 2003, appearing in the annual report to shareholders of the The Bear Stearns Fund for the fiscal year ended March 31, 2003, relating to The Bear Stearns Funds, comprising High Yield Total Return Portfolio and Income Portfolio, and to the references to us under the headings "Independent Auditors" and "Financial Statements and Experts" in the Summary and "4. Representations and Warranties" and "6. Conditions Precedent to Obligations of the Acquiring Fund" in Exhibit A, which are part of such filing.

DELOITEE & TOUCHE LLP

Philadelphia, Pennsylvania
December 9, 2003